Exhibit 4.5

COMMON STOCK REGISTRATION RIGHTS AGREEMENT

by and among

Verso Paper Corp.

and

Evercore Group L.L.C.

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

as the Dealer Managers

Dated as of August 1, 2014

COMMON STOCK REGISTRATION RIGHTS AGREEMENT

This Common Stock Registration Rights Agreement (this “Agreement”) is made and entered into as of August 1, 2014, by and among Verso Paper Corp., a Delaware corporation (“Verso”) and Evercore Group L.L.C., Credit Suisse Securities (USA) LLC and Barclays Capital Inc. (collectively, the “Dealer Managers”), each of whom has agreed to severally act as dealer manager and solicitation agent, pursuant to the Dealer Manager Agreement (as defined below), for (a) (i) Verso Paper Holdings LLC (the “Company”) and Verso Paper Inc.’s (the “Co-Issuer”) offer to exchange (the “Second Lien Notes Exchange Offer”) any and all of their outstanding 8.75% Second Priority Senior Secured Notes due 2019 for Second Priority Adjustable Senior Secured Notes issued by the Company and the Co-Issuer and warrants issued by Verso mandatorily convertible into shares of common stock of Verso as described herein (the “Warrants”) and (b) (i) the Company and the Co-Issuer’s offer to exchange (the “Subordinated Notes Exchange Offer”) any and all of their outstanding 11 3⁄8% Senior Subordinated Notes due 2016 for Adjustable Senior Subordinated Notes issued by the Company and the Co-Issuer and Warrants.

Pursuant to the Agreement and Plan of Merger dated as of January 3, 2014 among Verso Paper Corp., Verso Merger Sub Inc. and NewPage Holdings Inc. (“NewPage”), Verso Merger Sub Inc. will merge with and into NewPage, with NewPage surviving as a direct, wholly owned subsidiary of the Company (the “Merger”). Immediately prior to the closing of the Merger, each Warrant issued in the Second Lien Notes Exchange Offer and the Subordinated Notes Exchange Offer will mandatorily convert into one share of common stock, par value $0.01 per share, of Verso (the “Common Stock”).

This Agreement is made pursuant to the Dealer Manager Agreement, dated July 2, 2014 (the “Dealer Manager Agreement”), among Verso, the Company, the Co-Issuer, the guarantors named therein and the Dealer Managers. In connection with the Dealer Manager Agreement, the Second Lien Notes Exchange Offer and the Subordinated Notes Exchange Offer, Verso has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Advice: As defined in Section 6(c) hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

Co-Issuer: As defined in the preamble hereto.

Commission: The Securities and Exchange Commission.

Common Stock: As defined in the preamble hereto.

Company: As defined in the preamble hereto.

controlling person: As defined in Section 8(a) hereof.

Dealer Manager Agreement: As defined in the preamble hereto.

Dealer Managers: As defined in the preamble hereto.

Delay Period: As defined in Section 6(c) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FINRA: The Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Any free writing prospectus, as such term is defined in Rule 405 under the Securities Act, relating to any portion of the Registrable Securities.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Merger: As defined in the preamble hereto.

NewPage: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrable Securities: Shares of Common Stock issuable by Verso upon conversion of the Warrants, which will initially be issued in a definitive, certificated, fully registered form and, until such time as such shares (i) have been registered with the Commission, (ii) they may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination, or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist under the Securities Act, will only be transferable by delivery of certificated shares to the offices of the Transfer Agent.

Registration Statement: Any registration statement of Verso relating to the registration for resale of Registrable Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Second Lien Notes Exchange Offer: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended.

Subordinated Notes Exchange Offer: As defined in the preamble hereto.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Agent: Registrar and Transfer Company, the transfer agent for the Common Stock.

Underwritten Registration or Underwritten Offering: A registration in which securities of Verso Common Stock is sold to an underwriter for reoffering to the public.

Verso: As defined in the preamble hereto.

Warrants: As defined in the preamble hereto.

Warrant Agent: Registrar and Transfer Company.

Warrant Agreement: warrant agreement dated August 1, 2014, among Verso and the Warrant Agent.

SECTION 2. Securities Subject To This Agreement.

(a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (each, a “Holder”) whenever such Person owns Registrable Securities.

SECTION 3. [Reserved]

SECTION 4. Shelf Registration.

(a) Shelf Registration. Verso shall, no later than 60 days following the closing of the Merger:

(i) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(ii) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as possible (unless it becomes effective automatically upon filing), but in no event later than August 1, 2015.

Verso shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Registrable Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or when there are no longer Registrable Securities outstanding).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities, as the case may be, in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder provides to Verso in writing, within 20 Business Days after receipt of a request therefor, such information as Verso may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto or Free Writing Prospectus. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to Verso all information required to be disclosed in order to make the information previously furnished to Verso by such Holder not materially misleading.

SECTION 5. [Reserved]

SECTION 6. Registration Procedures.

(a) [Reserved]

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, Verso shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration (unless automatically declared effective) to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto Verso will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of the Registrable Securities and any Free Writing Prospectus (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Registrable Securities by Broker-Dealers and any Free Writing Prospectus related thereto), Verso shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, Verso shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 4 hereof, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or when there are no longer Registrable Securities outstanding; cause the Prospectus to be supplemented by any required Prospectus supplement, cause such Prospectus supplement to be filed pursuant to Rule 424 under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when any Registration Statement, Prospectus, Prospectus supplement, post-effective amendment or Free Writing Prospectus has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, or of the happening of any event that causes Verso to become an “ineligible issuer,” as defined in Commission Rule 405, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or a notification of objection to the use of the form on which the Registration Statement has been filed or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, Verso shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) (A) furnish without charge copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement) to each of the Dealer Managers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing such documents with the Commission, which documents will be subject to the review and comment of such Dealer Managers, requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and Verso will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Dealer Manager or requesting Holder of Registrable Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a Dealer Manager, requesting Holder, if any, or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(B) furnish without charge to each of the Dealer Managers before filing with the Commission, a copy of any Free Writing Prospectus, which will be subject to the review and comment of the Dealer Managers for a period of at least five Business Days, and Verso will not file any such Free Writing Prospectus to which the Dealer Managers holding Registrable Securities covered by such Registration Statement have reasonably objected in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of such Dealer Managers shall be deemed to be reasonable if such Free Writing Prospectus as proposed to be filed, together with any related Registration Statement, Prospectus, preliminary Prospectus, amendment or supplement, as applicable, contains a material misstatement or omission;

(v) [Reserved];

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the Dealer Managers, each selling Holder named in any Registration Statement, if any, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Dealer Managers, Holders, or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of Verso, and cause Verso’s officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of shares of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Verso is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) [Reserved]

(ix) furnish to each Dealer Manager, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; Verso hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) in connection with the filing of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Dealer Manager or by any Holder of Registrable Securities or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement;

(xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that Verso shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) cooperate with the selling Holders of Registrable Securities and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be registered in such names as the selling Holders or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

(xiv) [Reserved]

(xv) use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) [Reserved]

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of Verso’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) [Reserved]

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

(xxii) cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange on which securities of the same class issued by Verso are then so qualified or listed; and

(xxiii) use its commercially reasonable efforts to provide a transfer agent for all such Registrable Securities not later than the effective date of such registration statement.

Each Holder agrees by acquisition of Registrable Securities that, upon receipt of any notice from Verso of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by Verso that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by Verso, each Holder will deliver to Verso (at Verso’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event Verso shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 4 hereof, shall be extended by the number of days (a “Delay Period”) during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided that there shall not be more than 75 days of Delay Periods during any 12-month period.

SECTION 7. Registration Expenses.

(a) All expenses incident to Verso’s performance of or compliance with this Agreement will be borne by Verso, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Dealer Manager or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter”, and one counsel to such person, that may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Registrable Securities, and printing of Prospectuses), messenger and delivery services and telephone; (iv) all application and filing fees in connection with listing the Registrable Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (v) all fees and disbursements of independent certified public accountants of Verso (including the expenses of any special audit and comfort letters required by or incident to such performance).

Verso will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by Verso.

SECTION 8. Indemnification.

(a) Verso agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement thereto) or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to Verso by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that Verso may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against Verso, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify Verso in writing; provided, however, that the failure to give such notice shall not relieve Verso of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by Verso (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). Verso shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. Verso shall be liable for any settlement of any such action or proceeding effected with Verso’s prior written consent, which consent shall not be withheld unreasonably, and Verso agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of Verso. Verso shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless Verso and the respective directors, officers of Verso who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Verso and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from Verso to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against Verso or its respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given Verso, and Verso, its respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by Verso, on the one hand, and the Holders, on the other hand, from the offering of Registrable Securities resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of Verso, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Verso on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Verso, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

Verso and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Registrable Securities, as the case may be, exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the number of Registrable Securities held by each of the Holders hereunder and not joint.

SECTION 9. [Reserved]

SECTION 10. Miscellaneous.

(a) Remedies. Verso hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Verso will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of Verso’s securities under any agreement in effect on the date hereof.

(c) [Reserved].

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless Verso have (i) in the case of this Section 13(d)(i), obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding number of shares of the Registrable Securities (excluding any Registrable Securities held by Verso or its affiliates). With respect to any matter that directly or indirectly affects the rights of any Dealer Manager hereunder, Verso shall obtain the written consent of each such Dealer Manager with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), electronic mail, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, (i) prior to the closing of the Merger at the address set forth on the records of the Warrant Agent under the Warrant Agreement, with a copy to the Warrant Agent under the Warrant Agreement or (ii) after the closing of the Merger at the address set forth on the records of the Transfer Agent, with a copy to the Transfer, as applicable; and

(ii) if to Verso:

Verso Paper Holdings LLC

6775 Lenox Court Park, Suite 400

Memphis, Tennessee 38115

Telecopier No.: (901) 369-4197

Attention: Robert P. Mundy

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Fax: (212) 492-0458

Attention: David S. Huntington, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or e-mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address or addresses specified in the Warrant Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities, as the case may be, from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Verso with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to Common Stock Registration Rights Agreement]

The foregoing Common Stock Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

EVERCORE GROUP L.L.C. CREDIT SUISSE SECURITIES (USA) LLC BARCLAYS CAPITAL INC. As Dealer Managers

EVERCORE GROUP L.L.C.

By:	/s/ Lloyd A. Sprung
	Name:	Lloyd A. Sprung
	Title:	Senior Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ben Oren
	Name:	Ben Oren
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Thomas M. Blouin
	Name:	Thomas M. Blouin
	Title:	Managing Director

[Signature page to Common Stock Registration Rights Agreement]